UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

October 1, 2020 (September 29, 2020)

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

 (State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Altice USA, Inc. (“Altice USA”) has agreed to sell 49.99% of its Lightpath fiber enterprise business to Morgan Stanley Infrastructure Partners (the “MS Investment”). Following the MS Investment, Altice USA will retain a 50.01% interest in the Lightpath business, which will remain consolidated in Altice USA’s financial results.

In connection with the MS Investment, which is currently expected to close in the fourth quarter of 2020 (subject to customary closing conditions, including regulatory approvals), Cablevision Lightpath LLC (the “Issuer”), an indirect, wholly owned subsidiary of Altice USA, has entered into a Senior Notes Indenture, Senior Secured Notes Indenture and Credit Agreement (each as defined and described in further detail below). The gross proceeds of the offering of the Senior Notes and Senior Secured Notes (each as defined and described in further detail below) have been deposited into escrow pending the consummation of the MS Investment. In addition, the Borrower (as defined below) does not expect to draw upon the Term Loan Facility (as defined below) until the consummation of the MS Investment.

Upon closing of the MS Investment, the Issuer and its subsidiaries will not guarantee or otherwise be obligated in respect of the existing CSC Holdings, LLC debt silo. Prior to the date hereof, Lightpath Holdings LLC, the parent company of the Issuer, the Issuer and the Issuer’s subsidiaries were designated as unrestricted subsidiaries under CSC Holdings, LLC’s debt silo.

Issuance of Senior Notes

On September 29, 2020, the Issuer issued $415.0 million aggregate principal amount of its 5.625% senior notes due 2028 (the “Senior Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes are unsecured obligations of the Issuer. The Senior Notes were issued pursuant to an indenture, dated as of September 29, 2020 (the “Senior Notes Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee. The Senior Notes will bear interest at a rate of 5.625% and will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. The Senior Notes will mature on September 15, 2028.

Subject to certain conditions, the Issuer may, at its option, redeem up to 40% of the original principal amount of the Senior Notes at any time prior to September 15, 2023 with the net cash proceeds of certain equity issuances at a price equal to 105.625% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to September 15, 2023, the Issuer may redeem the Senior Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus the relevant Applicable Premium (as defined in the Senior Notes Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after September 15, 2023 the Issuer may redeem the Senior Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Senior Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on September 15 of each of the years indicated below:

Year	Percentage
2023	102.813%
2024	101.406%
2025	100.000%

Pending the consummation of the MS Investment, the gross proceeds of the offering of the Senior Notes have been deposited into segregated escrow accounts.

The foregoing description of the Senior Notes Indenture governing the Senior Notes is qualified in its entirety by reference to the Senior Notes Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Issuance of Senior Secured Notes

On September 29, 2020, the Issuer issued $450.0 million aggregate principal amount of its 3.875% senior secured notes due 2027 (the “Senior Secured Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act. The Senior Secured Notes were issued pursuant to an indenture, dated as of September 29, 2020 (the “Senior Secured Notes Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee. The Senior Secured Notes will bear interest at a rate of 3.875% and will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. The Senior Secured Notes will mature on September 15, 2027.

Subject to certain conditions, the Issuer may, at its option, redeem up to 40% of the original principal amount of the Senior Secured Notes at any time prior to September 15, 2023 with the net cash proceeds of certain equity issuances at a price equal to 103.875% of the principal amount of the Senior Secured Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, at any time prior to September 15, 2023, the Issuer may redeem the Senior Secured Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Senior Secured Notes redeemed, plus the relevant Applicable Premimum (as defined in the Senior Secured Notes Indenture), plus accrued and unpaid interest to, but not including, the applicable redemption date. On and after September 15, 2023, the Issuer may redeem the Senior Secured Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Senior Secured Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on September 15 of each of the years indicated below:

Year	Percentage
2023	101.938%
2024	100.969%
2025	100.000%

Pending the consummation of the MS Investment, the gross proceeds of the offering of the Senior Secured Notes have been deposited into segregated escrow accounts.

The foregoing description of the Senior Secured Notes Indenture governing the Senior Secured Notes is qualified in its entirety by reference to the Senior Secured Notes Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On September 29, 2020, Cablevision Lightpath LLC, as borrower (the “Borrower”), an indirect, wholly-owned subsidiary of Altice USA, entered into a credit agreement, between, among others, the Borrower, the Lenders (as defined therein) party thereto, Goldman Sachs Bank USA as administrative agent and Deutsche Bank Trust Company Americas as collateral agent (the “Credit Agreement”). The Credit Agreement provides for, among other things, (i) a U.S. dollar-denominated term loan in an aggregate principal amount of $600.0 million (the “Term Loan Facility”), which will be available in a single drawing and (ii) a U.S. dollar-denominated revolving loan commitment in an aggregate principal amount of $100.0 million (the “Revolving Credit Facility,” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”).

The loans made pursuant to the Senior Secured Credit Facilities may be comprised of eurodollar borrowings or alternative base rate borrowings, and will bear interest at a rate per annum equal to the adjusted LIBOR rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is (i) with respect to any alternate base rate loan, 2.25% per annum and (ii) with respect to any eurodollar loan, 3.25% per annum. The maturity date of the (i) Term Loan Facility is expected to be on the seventh anniversary of the first date on which funds are drawn under the Term Loan Facility and (ii) Revolving Credit Facility is expected to be on the fifth anniversary of the first date on which funds are drawn under the Revolving Credit Facility.

The Borrower does not expect to draw upon the Term Loan Facility until the consummation of the MS Investment. To the extent the Term Loan Facility is not drawn upon substantially concurrent with the consummation of the MS Investment, the proceeds of the Term Loan Facility will be deposited into segregated escrow accounts.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Disclaimer on Forward-looking Statements

This current report on Form 8-K contains forward-looking statements. Forward-looking statements relate to future events, including the consummation of the MS Investment and the expected timing thereof, the release from escrow of the proceeds of the offering of the Senior Notes and Senior Secured Notes and the drawdown of funds under the Term Loan Facility, as well as anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Altice USA expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Altice USA undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Senior Notes Indenture, dated as of September 29, 2020 between Cablevision Lightpath LLC, as Issuer, and Deutsche Bank Trust Company Americas, as trustee.
4.2	Senior Secured Notes Indenture, dated as of September 29, 2020 between Cablevision Lightpath LLC, as Borrower, and Deutsche Bank Trust Company Americas, as trustee.
4.3	Credit Agreement, dated as of September 29, 2020 between Cablevision Lightpath LLC, as Borrower, the Lenders party thereto, Goldman Sachs Bank USA as administrative agent and Deutsche Bank Trust Company Americas as collateral agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Notes Indenture, dated as of September 29, 2020 between Cablevision Lightpath LLC as Issuer, and Deutsche Bank Trust Company Americas, as trustee.
4.2	Senior Secured Notes Indenture, dated as of September 29, 2020 between Cablevision Lightpath LLC, as Issuer, and Deutsche Bank Trust Company Americas, as trustee.
4.3	Credit Agreement, dated as of September 29, 2020 between Cablevision Lightpath LLC, as Borrower, the Lenders party thereto, Goldman Sachs Bank USA as administrative agent and Deutsche Bank Trust Company Americas as collateral agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: October 1, 2020	By:	/s/ Michael E. Olsen
Michael E. Olsen
Executive Vice President, General Counsel and Secretary